EXHIBIT 21

                      SUBSIDIARIES OF THACKERAY CORPORATION


NAME OF CORPORATION                                     STATE OF INCORPORATION
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Wholly-Owned by Thackeray Corporation
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Brennand-Paige Industries, Inc.                         Delaware